                                                                    EXHIBIT 10.4


                              OPERATING AGREEMENT

                                      FOR

                                 HEARTMED, LLC
                          A LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS
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
ARTICLE I
DEFINITIONS.............................................................. 1
       1.1   "Act"....................................................... 1
       1.2   "Affiliate"................................................. 1
       1.3   "Agreement"................................................. 1
       1.4   "Bankruptcy"................................................ 1
       1.5   "Capital Account"........................................... 2
       1.6   "Capital Contribution"...................................... 2
       1.7   "Certificate"............................................... 2
       1.8   "Code"...................................................... 2
       1.9   "Company"................................................... 2
      1.10   "Company Minimum Gain"...................................... 2
      1.11   "Dissolution Event"......................................... 2
      1.12   "Distributable Cash"........................................ 2
      1.13   "Economic Interest"......................................... 2
      1.14   "Economic Interest Owner"................................... 3
      1.15   "Fiscal Year"............................................... 3
      1.16   "Former Member"............................................. 3
      1.17   "Former Member's Interest".................................. 3
      1.18   "Majority of Members"....................................... 3
      1.19   "Managing Member"........................................... 3
      1.20   "Member".................................................... 3
      1.21   "Member Nonrecourse Debt"................................... 3
      1.22   "Member Nonrecourse Deductions"............................. 3
      1.23   "Membership Interest"....................................... 3
      1.24   "Net Profits" and "Net Losses".............................. 3
      1.25   "Nonrecourse Liability"..................................... 3
      1.26   "Percentage Interest"....................................... 3
      1.27   "Person".................................................... 4
      1.28   "Regulations"............................................... 4
      1.29   "Remaining Member".......................................... 4
      1.30   "Tax Matters Partner"....................................... 4

ARTICLE II
ORGANIZATIONAL MATTERS................................................... 4
      2.1   Formation.................................................... 4
      2.2   Name......................................................... 4
      2.3   Term......................................................... 4
      2.4   Office and Agent............................................. 4
      2.5   Addresses of the Members..................................... 5
      2.6   Purpose of Company........................................... 5

ARTICLE III
CAPITAL CONTRIBUTIONS.................................................... 5
      3.1   Initial Capital Contributions................................ 5

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
      3.2   Additional Capital Contributions.............................  5
      3.3   Capital Accounts.............................................  5
      3.4   No Interest..................................................  5
      3.5   Failure to Make Contributions................................  6

ARTICLE IV
MEMBERS..................................................................  6
      4.1   Limited Liability............................................  6
      4.2   Admission of Additional Members..............................  6
      4.3   Withdrawals or Resignations..................................  7
      4.4   Termination of Membership Interest...........................  7
      4.5   Transactions With The Company................................  7
      4.6   Remuneration to Members......................................  7
      4.7   Meetings of Members..........................................  7
            A.  Date, Time and Place of Meetings of Members..............  7
            B.  Power to Call Meetings...................................  7
            C.  Notice of Meeting........................................  7
            D.  Quorum...................................................  8
            E.  Waiver of Notice or Consent..............................  8
            F.  Action by Written Consent Without a Meeting..............  8
            G.  Telephonic Participation by Member at Meetings...........  8
            H.  Record Date..............................................  8
            I.  Proxies..................................................  8
            J.  No Requirement of Meetings...............................  8

ARTICLE V
MANAGEMENT AND CONTROL OF THE COMPANY....................................  9
      5.1   Management of the Company by Members.........................  9
            A.  Management by Members; Powers............................  9
            B.  Election of Managing Member..............................  9
            C.  Financial and Operating Plan.............................  9
            D.  Authority of Managing Member.............................  9
            E.  Limitations on Power of Members.......................... 10
      5.2   Performance of Duties; Liability of Members.................. 11
      5.3   Devotion of Time............................................. 11
      5.4   Acts of Members as Conclusive Evidence of Authority.......... 11
      5.5   Limited Liability............................................ 12
      5.6   Officers..................................................... 12
            A.  Appointment of Officers.................................. 12
            B.  Removal, Resignation and Filling of Vacancy of Officers.. 12
            C.  Salaries of Officers..................................... 12
            D.  Duties and Powers of the Chairperson..................... 12
            E.  Duties and Powers of the President....................... 12
            F.  Duties and Powers of Vice-President...................... 13
            G.  Duties and Powers of Secretary........................... 13
            H.  Duties and Powers of Chief Financial Officer............. 13
            I.  Acts of Officers as Conclusive Evidence of Authority..... 14

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
ARTICLE VI
ALLOCATIONS OF NET PROCEEDS AND NET LOSSES AND DISTRIBUTIONS............. 15
      6.1   Allocations of Net Profit and Net Losses..................... 15
            A.  Net Losses............................................... 15
            B.  Net Profit............................................... 15
      6.2   Special Allocations.......................................... 15
            A.  Minimum Gain Chargeback.................................. 15
            B.  Chargeback of Minimum Gain Attributable
                to Member Nonrecourse Debt............................... 15
            C.  Nonrecourse Deduction.................................... 16
            D.  Member Nonrecourse Deductions............................ 16
            E.  Qualified Income Offset.................................. 16
      6.3   Code Section 704(c) Allocations.............................. 16
      6.4   Allocation of Net Profit and Net Losses and
            Distributions in Respect of Transferred Interest............. 17
      6.5   Distribution of Assets by the Company........................ 17
      6.6   Form of Distribution......................................... 17
      6.7   Restriction on Distributions................................. 18
      6.8   Return of Distribution....................................... 18
      6.9   Obligations of Members to Report Allocations................. 19

ARTICLE VII
TRANSFER AND ASSIGNMENT OF INTERESTS..................................... 19
      7.1   Transfer and Assignment of Interests......................... 19
      7.2   Further Restrictions on Transfer of Interests................ 19
      7.3   Substitution of Members...................................... 19
      7.4   Family and Affiliate Transfers............................... 19
      7.6   Right of Legal Representatives............................... 20
      7.7   No Effect to Transfers in Violation of Agreement............. 20
      7.8   Right of First Refusal....................................... 20

ARTICLE VIII
CONSEQUENCE OF DEATH, DISSOLUTION,
RETIREMENT OR BANKRUPTCY OF MEMBER....................................... 22
      8.1   Dissolution Event............................................ 22
      8.2   Withdrawal................................................... 22
      8.3   Purchase Price............................................... 22
      8.4   Notice of Intent to Purchase................................. 23
      8.5   Election to Purchase Less Than All of the Former Member's
            Interest..................................................... 23
      8.6   Payment of Purchase Price.................................... 23
      8.7   Closing of Purchase of Former Member's Interest.............. 23
      8.8   Purchase Terms Varied by Agreement........................... 24
      8.9   Noncompetition............................................... 24
            A. Prohibited Activities..................................... 24
            B. Separate Covenants..... .................................. 25
            C. Intent; Severability...................................... 25
            D. Injunctive and Other Relief............................... 25

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
ARTICLE IX
ACCOUNTING, RECORDS, REPORTING BY MEMBERS................................ 25
      9.1   Books and Records............................................ 25
      9.2   Delivery to Members and Inspection........................... 26
      9.3   Annual Statements............................................ 27
      9.4   Financial and Other Information.............................. 27
      9.5   Filings...................................................... 27
      9.6   Bank Accounts................................................ 27
      9.7   Accounting Decisions and Reliance On Others.................. 27
      9.8   Tax Matters for the Company Handled by Members and Tax Matters
            Partner...................................................... 28

ARTICLE X
DISSOLUTION AND WINDING UP............................................... 28
      10.1   Dissolution................................................. 28
      10.2   Certificate of Dissolution.................................. 28
      10.3   Winding Up.................................................. 28
      10.4   Distributions in Kind....................................... 29
      10.5   Order of Payment of Liabilities Upon Dissolution............ 29
      10.6   Compliance with Regulations................................. 30
      10.7   Limitations on Payments Made in Dissolution................. 30
      10.8   Certificate of Cancellation................................. 30
      10.9   No Action for Dissolution................................... 30

ARTICLE XI
INDEMNIFICATION AND INSURANCE............................................ 30
      11.1   Indemnification of Agents................................... 30
      11.2   Insurance................................................... 31

ARTICLE XII
MISCELLANEOUS............................................................ 31
      12.1   Counsel to the Company...................................... 31
      12.2   Complete Agreement.......................................... 31
      12.3   Binding Effect.............................................. 31
      12.4   Parties in Interest......................................... 32
      12.5   Pronouns; Statutory Reference............................... 32
      12.6   Headings.................................................... 32
      12.7   Interpretation.............................................. 32
      12.8   References to this Agreement................................ 32
      12.9   Jurisdiction................................................ 32
      12.10  Exhibits.................................................... 32
      12.11  Severability................................................ 32
      12.12  Additional Documents and Acts............................... 32
      12.13  Notices..................................................... 33
      12.14  Amendments.................................................. 33
      12.15  Reliance on Authorization of Person Signing Agreement....... 33
      12.16  No Interest in Company Property; Waiver of Action for
             Partition................................................... 33
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
      12.17  Multiple Counterparts........................................ 33
      12.18  Attorney Fees................................................ 33
      12.19  Time is of the Essence....................................... 33
      12.20  Remedies Cumulative.......................................... 33

ARTICLE 13
DISPUTE RESOLUTION........................................................ 33
      13.1   Dispute Resolution........................................... 33
      13.2   Informal Dispute Resolution.................................. 34
      13.3   Arbitration.................................................. 34
      13.4   Proceedings; Final Decision.................................. 34
      13.5   Costs........................................................ 34
      13.6   Rights and Remedies.......................................... 34

                              OPERATING AGREEMENT

                                      FOR

                                 HEARTMED, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


     This Operating Agreement is made as of August 14, 1998 by and between the parties listed on the signature pages hereof, with reference to the following facts.

     A. On August 14, 1998, a Certificate of Formation for HeartMed, LLC (the "Company"), a limited liability company under the laws of the State of Delaware, was filed with the Office of the Secretary of State of the State of Delaware.

     B. The parties desire to adopt and approve an Operating Agreement ("Agreement") for the Company upon the terms and subject to the conditions set forth below.

     NOW, THEREFORE, the parties (hereinafter sometimes collectively referred to as the "Members," or individually as the "Member") by this Agreement set forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.


                                   ARTICLE I
                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

     1.1 "Act" shall mean the Delaware Limited Liability Company Act, codified in Title 6 of the Delaware Code, Section 18-101 et seq., as the same may be amended from time to time.

     1.2 "Affiliate" shall mean any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member.

     1.3 "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time hereafter.

     1.4 "Bankruptcy" shall mean: (a) the filing of an application by a Member for, or his consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the

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making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy
Code, as determined by the Bankruptcy Court, or the admission in writing of his inability to pay his debts as they become due.

     1.5 "Capital Account" shall mean with respect to any Member the capital account which the Company establishes and maintains for such Member pursuant to
Section 3.3.

     1.6 "Capital Contribution" shall mean the total value of cash and fair market value of property (including promissory notes or other obligation to contribute cash or property) contributed.

     1.7 "Certificate" shall mean the Certificate of Formation for the Company originally filed with the Office of the Secretary of State of the State of Delaware on August 14, 1998, as amended from time to time.

     1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

     1.9 "Company" shall mean HeartMed, LLC, a Delaware limited liability company.

     1.10 "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain in the Regulations Section 1.704-2(d).

     1.11 "Dissolution Event" shall mean with respect to any Member one or more of the following: the death, insanity, withdrawal, resignation, expulsion, Bankruptcy, dissolution or occurrence of any other event which terminates the continued membership of any Member unless the other Members consent to continue the business of the Company pursuant to Section 8.1, including a failure to make capital contributions under Section 3.5C.

     1.12 "Distributable Cash" shall mean the amount of cash which the Members deem available for distribution to the Members, taking into account all Company debts, liabilities, and obligations of the Company then due and amounts which the Members deem necessary to place into reserves for customary and usual claims with respect to the Company's business.

     1.13 "Economic Interest" shall mean a Member's or Economic Interest Owner's share of one or more of the Company's Net Profits, Net Losses, and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management, or except as provided in the Act, any right to information concerning the business and affairs of Company.

     1.14 "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

     1.15 "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

     1.16 "Former Member" shall have the meaning ascribed to it in Section 8.1.

     1.17 "Former Member's Interest" shall have the meaning ascribed to it in
Section 8.1.

     1.18 "Majority of Members" shall mean a Member or Members whose Percentage Interests represent more than 51% of the Percentage Interests of all Members.

     1.19 "Managing Member" shall mean Partner Provider Health, Inc., a Delaware corporation.

     1.20 "Member" shall mean each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles or this Agreement or is an assignee who has become a Member in accordance with Article VII and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

     1.21 "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

     1.22 "Member Nonrecourse Deductions" shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

     1.23 "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs of the Company.

     1.24 "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

     1.25 "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

     1.26 "Percentage Interest" shall mean the percentage of a Member set forth opposite the name of such Member under the column "Member's Percentage Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms of this

Agreement. Percentage Interests shall be determined annually, unless otherwise provided herein, in accordance with the relative proportions of the Capital Accounts of the Members, effective as of the first day of the Company's Fiscal Year but with all distributions under this Agreement to be deemed to have occurred on such day immediately prior to determination of the Percentage Interest of a Member.

     1.27 "Person" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

     1.28 "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

     1.29 "Remaining Member" shall have the meaning ascribed to it in Section
8.1.

     1.30 "Tax Matters Partner" shall be Partner Provider Health, Inc. or its successor as designated pursuant to Section 9.8.


                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     2.1  Formation.  Pursuant to the Act, the Members have formed a Delaware
          ---------
limited liability company under the laws of the State of Delaware by filing the Certificate with the Office of the Secretary of State of the State of Delaware and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2  Name. The name of the Company shall be "HeartMed, LLC."  The business
          ----
of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Members deem appropriate or advisable. The Members shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Members consider appropriate or advisable.

     2.3  Term. The term of this Agreement shall be co-terminus with the period
          ----
of duration of the Company provided in the Certificate, unless extended or sooner terminated as hereinafter provided.

     2.4  Office and Agent. The Company shall continuously maintain an office
          ----------------
and registered agent in the State of Delaware as required by the Act. The principal office of the Company shall be as the Members may determine. The Company also may have such offices, anywhere within and without the State of Delaware, as the Members from time to time may determine, or the business of the Company may require. The registered agent shall be as stated in the Certificate or as otherwise determined by the Members.

     2.5  Addresses of the Members. The respective addresses of the Members are
          ------------------------
set forth on Exhibit A.

     2.6  Purpose of Company. The purpose of the Company is to engage in any
          ------------------
lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the unanimous consent of the Members, the Company shall not engage in any business other than the following:

          (a) the provision of managed health care and related practice management in the area of cardiology disease management; and

          (b) such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Managing Member to further the foregoing business.


                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS

     3.1  Initial Capital Contributions. Each Member shall contribute such
          -----------------------------
amount as is set forth on Exhibit A as their initial Capital Contribution, which Exhibit A shall be revised to reflect any additional contributions contributed in accordance with Section 3.2.

     3.2  Additional Capital Contributions.  The Members shall contribute
          --------------------------------
additional capital to the Company in such amounts, for such Membership Interests and at such times as the Members shall determine by the unanimous vote of the Members. The Members shall make all additional Capital Contributions in proportion to their respective Percentage Interests. Upon a determination that additional capital is required, each Member shall have fifteen (15) days from the date such notice is given to contribute his share of the additional capital to the Company. Each Member shall receive a credit to its Capital Account in the amount of any additional capital which is contributed to the Company. Without limiting the Members' ability to make capital calls pursuant to this
Article III, the Members agree that commencing on the first business day of the second full month following the date of this Agreement, the Members shall meet on the first business day of each month for purposes of determining the capital required by the Company for the month next following. The Members shall agree on the amount required by the consent of a Majority of the Members.

     3.3  Capital Accounts. The Company shall establish an individual Capital
          ----------------
Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). If a Member transfers all or a part of his Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(l).

     3.4  No Interest. No Member shall be entitled to receive any interest on
          -----------
Capital Contributions.

     3.5  Failure to Make Contributions.  If a Member does not timely contribute
          -----------------------------
capital when required, that Member shall be in default under this Agreement. In such event, the non-defaulting Member shall send the defaulting Member written notice of such default, giving him ten (10) days from the date such notice is given to contribute the entire amount of its required capital contribution. If the defaulting Member does not contribute its required capital to the Company within said ten (10) day period, the non-defaulting Member may elect either of the following remedies:

          A. The non-defaulting Member may contribute those amounts which the defaulting Member fails to contribute, and by such contribution shall acquire the additional Membership Interest attributable to those amounts.

          B. The non-defaulting Member may dissolve the Company, in which event the Company shall be wound-up, liquidated and terminated pursuant to
Article X.

          C. In the event that a Member defaults hereunder twice during any consecutive six month period, the non-defaulting Member may elect to purchase, and the defaulting Member shall be required to sell, the entire Membership Interest of the defaulting Member for the purchase price calculated pursuant to
Section 8.3.

     Each Member acknowledges and agrees that the remedies described in this
Section 3.5 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Member by reason of the failure of a defaulting Member to make an additional Capital Contribution and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

     The election of the non-defaulting Members to pursue any remedy provided in this Section 3.5 shall not be a waiver or limitation of the right to pursue an additional or different remedy available hereunder or of law or equity with respect to any subsequent default.


                                   ARTICLE IV
                                    MEMBERS

     4.1  Limited Liability.  Except as required under the Act or as expressly
          -----------------
set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     4.2  Admission of Additional Members.  Upon the unanimous vote of all of
          -------------------------------
the Members, the Members may admit to the Company additional Members. Any additional Members shall obtain Membership Interests and will participate in the management, Net Profits, Net Losses, and distributions of the Company on such terms as are approved by the unanimous vote of the Members and upon executing this Operating Agreement. Notwithstanding the foregoing, substitute Members may only be admitted in accordance with Article VII.

     4.3  Withdrawals or Resignations.  Any Member may withdraw or resign from
          ---------------------------
the Company at any time upon one hundred twenty (120) days prior written notice to the Company. Such Member's Membership Interest shall be subject to purchase and sale as provided in Section 8.2.

     4.4  Termination of Membership Interest.  Upon the transfer of a Member's
          ----------------------------------
Membership Interest in violation of this Agreement or the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company, the Membership Interest of a Member may be purchased by the Company or Remaining Member as provided herein. Each Member acknowledges and agrees that such purchase of a Membership Interest upon the occurrence of any of the foregoing events is not unreasonable under the circumstances existing as of the date hereof.

     4.5  Transactions With The Company.  Subject to any limitations set forth
          -----------------------------
in this Agreement and with the prior unanimous approval of the Members after full disclosure of the Member's involvement, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

     4.6  Remuneration to Members.  Except as otherwise authorized in, or
          -----------------------
pursuant to, this Agreement, no Member is entitled to remuneration for acting in the Company business, subject to the entitlement of Members winding up the affairs of the Company to reasonable compensation pursuant to Section 10.3.

     4.7  Meetings of Members.
          -------------------

          A.   Date, Time and Place of Meetings of Members.  Meetings of Members
               -------------------------------------------
may be held at such date, time and place within or without the State of Delaware as the Members may fix from time to time. No annual or regular meetings of Members is required. At any Members' meeting, the Members shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

          B.   Power to Call Meetings. Unless otherwise prescribed by the Act or
               ----------------------
by the Certificate, meetings of the Members may be called upon written demand of Members holding more than ten percent (10%) of the Percentage Interests for the purpose of addressing any matters.

          C.   Notice of Meeting. Written notice of a meeting of Members shall
               -----------------
be sent or otherwise given to each Member either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. If the notice is not given within twenty (20) days after the receipt a request by any person entitled to call a meeting, the person entitled to call the meeting may give the notice. An affidavit of the mailing or other means of giving any notice of any meeting shall be executed by any Member of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

          D.   Quorum. The presence in person or by proxy of the holders of a
               ------
majority of the Percentage Interest shall constitute a quorum at a meeting of Members.

          E.   Waiver of Notice or Consent. The actions taken at any meeting of
               ---------------------------
Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

          F.   Action by Written Consent Without a Meeting. Any action that may
               -------------------------------------------
be taken at a meeting of Members may be taken without a meeting pursuant to the unanimous written consent of the Members.

          G.   Telephonic Participation by Member at Meetings. Members may
               ----------------------------------------------
participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

          H.   Record Date.  The record date for determining Members entitled to
               -----------
notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

          I.   Proxies. Every Member entitled to vote shall have the right to do
               -------
so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Members or the secretary, if any, of the Company.

          J.   No Requirement of Meetings.  The provisions of this Section 4.7
               --------------------------
govern meetings of the Members if the Members elect, in their discretion, to hold meetings. However, nothing in this Section 4.7 or in this Agreement is intended to require that meetings of Members be held, it being the intent of the Members that meetings of Members are not required.


                                   ARTICLE V
                     MANAGEMENT AND CONTROL OF THE COMPANY

     5.1  Management of the Company by Members.
          ------------------------------------

          A.   Management by Members; Powers.  The business, property and
               -----------------------------
affairs of the Company shall be managed exclusively by the Members. Except as otherwise provided in this Agreement or the Act, all decisions shall be made by the unanimous approval of the Members. Accordingly, subject to this Agreement, the Members shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts customary or incident to the management of the Company's business, property and affairs.

          B.   Election of Managing Member.  Members have designated PPH by and
               ---------------------------
through Barry Barresi, its President, as "Managing Member" who shall manage the day-to-day business and affairs of the Company. The Members by unanimous approval of the Members may vote at any time to change the Managing Member.

          C.   Financial and Operating Plan.  Annually (but in any event at
               ----------------------------
least thirty (30) days prior to the commencement of each fiscal year of the Company), the Managing Member shall prepare and deliver to the other Members the financial and operating plan ("Plan") of the Company for the next fiscal year, which Plan shall include a description, in reasonable detail, of the Company's proposed plan of operations for the next fiscal year and projected financials, including statements of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year.
The other Members shall have the right to ask questions and receive additional detail and description on the proposed Plan, to the extent the Managing Member possesses or can obtain such information without unreasonable effort or expense. The Managing Member shall revise or modify the Plan subject to the comments of the other Members. The Members shall unanimously approve the Plan no later than the first day of such fiscal year to which such Plan relates.

          D.   Authority of Managing Member.  The Members hereby approve that
               ----------------------------
certain Management Services Agreement ("MSA") of even date herewith between PPH and the Company, including the Company's payment of all amounts earned by PPH thereunder. Without limiting the authority or rights of the Managing Member hereunder, it is expressly recognized and agreed that the Managing Member shall have the authority to take the following actions without Member approval, provided that such actions are consistent with the operative Plan:

               (i)    execution of payor contracts;

               (ii) product development as contemplated by Section 4.2 of the MSA;

               (iii) marketing and sales as contemplated by Section 4.3 of the MSA;

               (iv)   network development and credentialing as contemplated by
Section 4.1 of the MSA;

               (v) the engagement of independent auditors and counsel to the Company; and

               (vi)   reimbursement of provider.

          E.   Limitations on Power of Members.
               -------------------------------

          Notwithstanding any other provisions of this Agreement, no Member nor the Managing Member shall have authority to cause the Company to engage in the following transactions without first obtaining the unanimous approval of the
Members:

               (i) The sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in multiple transactions over a twelve (12) month period, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution ;

               (ii) The merger of the Company with another limited liability company or corporation, general partnership, limited partnership or other entity (except that any act which would cause a Member to incur personal liability for the obligations of the Company or its successor shall also require the consent of such Member);

               (iii)  Altering the purpose of the Company as set forth in
Section 2.6 hereof;

               (iv) A decision to continue the business of the Company after the occurrence of a Dissolution Event;

               (v) Except as provided in Article VII, the transfer of a Membership Interest and admission of the assignee as a Member of the Company;

               (vi)   Any amendment of the Certificate or this Agreement;

               (vii) A decision to compromise the obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act;

               (viii) A decision to allow one or more Members to make additional Capital Contributions pursuant to Section 3.2;

               (ix) A decision to pursue an action, course of action or operation that is either a material deviation from the Plan or not reasonably identified and described in the Plan;

               (x) A decision to admit additional Members to the Company pursuant to Section 4.2;

               (xi) A decision to approve or carry out any material transaction between the Company or any Affiliate of the Company and any Member or any Affiliate of a Member; and

               (xii) Any other matter which is said elsewhere herein to require the unanimous approval of the Members.

     5.2  Performance of Duties; Liability of Members.  A Member shall not be
          -------------------------------------------
liable to the Company or to any other Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Member. The Members shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Member who so performs his duties shall not have any liability by reason of being or having been a Member of the Company.

     In performing their duties, the Members shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Members act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

          (a) one or more employees or other agents of the Company whom the Members reasonably believe to be reliable and competent in the matters presented; or

          (b) any attorney, independent accountant, or other person as to matters which the Members reasonably believe to be within such person's professional or expert competence.

     5.3  Devotion of Time.  The Members are not obligated to devote all of
          ----------------
their time or business efforts to the affairs of the Company. The Members shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company.

     5.4  Acts of Members as Conclusive Evidence of Authority.  Any note,
          ---------------------------------------------------
mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by at least two Members, is not invalidated as to the Company by any lack of authority of the signing Members in the absence of actual knowledge on the part of the other person that the signing Members had no authority to execute the same.

     5.5  Limited Liability.  No person who is a Member of the Company shall be
          -----------------
personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member of the Company.

     5.6  Officers.
          --------

          A.   Appointment of Officers.  The Members may appoint officers at any
               -----------------------
time. The officers of Company, if deemed necessary by the Members, may include a chairperson, president, vice president, secretary, and chief financial officer. The officers shall serve at the pleasure of the Members, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of Delaware or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Members.

          B.   Removal, Resignation and Filling of Vacancy of Officers.  Subject
               -------------------------------------------------------
to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Members at any time.

          Any officer may resign at any time by giving written notice to the Members. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

          A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

          C.   Salaries of Officers.  The salaries of all officers and agents of
               --------------------
the Company, if any, shall be fixed by the unanimous vote of the Members.

          D.   Duties and Powers of the Chairperson.  The chairperson, if such
               ------------------------------------
an officer be appointed, shall, if present, preside at meetings of the Members, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Members or prescribed by this Agreement. If there is no president, the chairperson shall in addition be the chief executive officer of the Company and shall have the powers and duties prescribed in
Section 5.9.

          E.   Duties and Powers of the President.  Subject to such supervisory
               ----------------------------------
powers, if any, as may be given by the Members to the chairperson, the president shall be the chief executive officer of the Company, and shall, subject to the control of the Members and this Agreement have authority and responsibility to carry out the general and active day-to-day management of the business of the Company on behalf of the Managing Member and shall see that all orders and resolutions of the Members and Members are carried into effect. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Members or this Agreement.

          The president shall execute bonds, mortgages and other contracts requiting a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Members to some other officer or agent of the Company.

          F.   Duties and Powers of Vice-President.  The vice-president or vice-
               -----------------------------------
presidents in the order determined by a resolution of the Members, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Members by resolution may from time to time prescribe.

          G.   Duties and Powers of Secretary.  The secretary shall attend all
               ------------------------------
meetings of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the Members. The secretary shall have custody of the seal, if any, and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Members may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature.

          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Members, a register, or a duplicate register, showing the names of all Members and their addresses, their Percentage Interests, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall also keep all documents described in Section
9.1 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Members. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

          If the Members choose to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Members may from time to time prescribe.

          H.   Duties and Powers of Chief Financial Officer.  The chief
               --------------------------------------------
financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Membership Interests and Economic Interests. The books of account shall at all reasonable times be open to inspection by any Member.

          The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Members.

          The chief financial officer shall disburse the funds of the Company as may be ordered by the Members, taking proper vouchers for such disbursements, and shall render to the president and the Members, at their regular meetings, or when Members so require, at a meeting of the members an account of all his or her transactions as treasurer and of the Financial condition of the Company.

          The chief financial officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Members. The chief financial officer shall have the general duties, powers and responsibility of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.

          If the Members choose to elect an assistant treasurer or assistant treasurers, the assistant treasurers in the order of their seniority shall, in the absence, disability or inability to act of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, and shall perform such other duties as the Members shall from time to time prescribe.

          I.   Acts of Officers as Conclusive Evidence of Authority.  Any note,
               ----------------------------------------------------
mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the chairperson of the board, the president or any vice president and any secretary, any assistant secretary, the chief financial officer, or any assistant treasurer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other Person that the signing officers had no authority to execute the same.

                                  ARTICLE VI
         ALLOCATIONS OF NET PROCEEDS AND NET LOSSES AND DISTRIBUTIONS

     6.1  Allocations of Net Profit and Net Losses.
          ----------------------------------------

          A.  Net Losses.  Net Losses shall be allocated to the Members in
              ----------
proportion to their Percentage Interests.

     Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain that would be realized on a foreclosure of the Company's property. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 6.1A). Any loss reallocated under this Section 6.1A shall be taken into account in computing subsequent allocations of income and losses pursuant to this Article VI, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this
Article VI, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI if no reallocation of losses had occurred under this Section 6.1A.

          B.  Net Profit.  Net Profit shall be first allocated to the Members to
              ----------
the extent of prior Net Losses which has been allocated to them, then to the Members in proportion to their Percentage Interests.

     6.2  Special Allocations.
          -------------------

          A.  Minimum Gain Chargeback.  Notwithstanding Section 6.1, if there is
              -----------------------
a net decrease in Company Minimum Gain during any Fiscal Year, each Member who has a share of Company Minimum Gain shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to this Section 6.2A shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2A. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 6.2A is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          B.  Chargeback of Minimum Gain Attributable to Member Nonrecourse
              -------------------------------------------------------------
Debt.  Notwithstanding Section 6.1 of this Agreement, if there is a net decrease
----
in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704(b)(4)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such

Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)). Allocations pursuant to this
Section 6.2B shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.2B. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 6.2B is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          C.  Nonrecourse Deduction.  Notwithstanding Section 6.1, any
              ---------------------
nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

          D.  Member Nonrecourse Deductions.  Notwithstanding Section 6.1, those
              -----------------------------
items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to a particular Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

          E.  Qualified Income Offset.  Notwithstanding Section 6.1, if a Member
              -----------------------
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member's Capital Account in excess of such Member's share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 6.2E shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article VI so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article VI to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.2E if such unexpected adjustments, allocations, or distributions had not occurred.

     6.3  Code Section 704(c) Allocations.  Notwithstanding any other provision
          -------------------------------
in this Article VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.

     6.4  Allocation of Net Profit and Net Losses and Distributions in Respect
          --------------------------------------------------------------------
of Transferred Interest. If any Membership interest is transferred, or is
-----------------------
increased or decreased
by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise included) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon his respective Membership Interest at the close of such day.

     However, for the purpose of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, a Membership Interest which occur at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the last day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, of decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the 15th day of the month).

     Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Membership Interests as of the date such sale or other disposition occurs.

     6.5  Distribution of Assets by the Company.  Subject to applicable law and
          -------------------------------------
any limitations contained elsewhere in this Agreement, the Members may elect from time to time to distribute Distributable Cash to the Members, which distributions shall be in the following order of priority:

          (a) To the Members in proportion to their unreturned Capital Contributions until each Member has recovered his other Capital Contributions; and

          (b) To the Members in proportion to their Percentage Interests.

     All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with this Section 6.5.

     6.6  Form of Distribution.  A Member, regardless of the nature of the
          --------------------
Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members. Except upon a dissolution and the winding up of the Company, no Member may be compelled to accept a distribution of any asset in kind.

     6.7  Restriction on Distributions.
          ----------------------------

          A. No distribution shall be made if, after giving effect to the distribution:

              (i) The Company would not be able to pay its debts as they become due in the usual course of business.

              (ii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

          B. The Members may base a determination that a distribution is not prohibited on any of the following:

              (i) Financial statement prepared on the basis of accounting practices and principles that are reasonable in the circumstances.

              (ii)  A fair valuation.

              (iii) Any other method that is reasonable in the circumstances.

     Except as provided in the Act, the effect of a distribution is measured as of the date the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

          C. A Member who votes for a distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member did not act in compliance with Section 6.7B or Section 10.4. Any Member who is so liable shall be entitled to compel contribution from (i) each other Member who also is so liable and (ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of this Agreement or the Act.

     6.8  Return of Distribution.  Except for distributions made in violation of
          ----------------------
the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner.

     6.9  Obligations of Members to Report Allocations.  The Members are aware
          --------------------------------------------
of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.


                                  ARTICLE VII
                     TRANSFER AND ASSIGNMENT OF INTERESTS

     7.1  Transfer and Assignment of Interests.  No Member shall be entitled to
          ------------------------------------
transfer, assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest except with the prior written consent of all of the other Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the other Members may determine in their sole discretion. Transfers in violation of this Article VII shall only be effective to the extent set forth in Section 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

     7.2  Further Restrictions on Transfer of Interests.  In addition to other
          ---------------------------------------------
restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would cause the termination of the Company under the Code, as determined by the Members.

     7.3  Substitution of Members. A transferee of a Membership Interest shall
          -----------------------
have the right to become a substitute Member only if (i) the requirements of Sections 7.1 and 7.2 relating to unanimous consent of Members, securities and tax requirements hereof are met, (ii) such Person executes an instrument satisfactory to the Members accepting and adopting the terms and provisions of this Agreement, and (iii) such Person pays any reasonable expenses in connection with his admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

     7.4  Family and Affiliate Transfers.  The Membership Interest of any Member
          ------------------------------
may be transferred subject to compliance with Section 7.2, upon consent of the Members, which shall not be unreasonably withheld, by the Member (i) by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild of the Member, or to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member, or
(ii) to any Affiliate of the Member; it being agreed that in executing this Agreement, each Member has consented to such transfers under this Section 7.4.

     7.5  Effective Date of Permitted Transfers.  Any permitted transfer of all
          -------------------------------------
or any portion of a Membership Interest shall be effective as of the date upon which the requirements of Sections 7.1, 7.2 and 7.3 have been met. The Members shall be provided with written notice of such transfer as promptly as possible after the requirements of Sections 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

     7.6  Right of Legal Representatives.  If a Member who is an individual dies
          ------------------------------
or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Certificate or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his legal representative or successor.

     7.7  No Effect to Transfers in Violation of Agreement.  Upon any transfer
          ------------------------------------------------
of a Membership Interest in violation of this Article VII, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Members, a transfer in violation of this Article VII would cause the termination of the Company under the Code, in the sole discretion of the Members, the transfer shall be null and void and the purported transferee shall not become either a Member or an Economic Interest Owner.

     Upon and contemporaneously with any transfer, assignment, conveyance or sale (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of $100, all remaining rights and interests retained by the Member that immediately before the transfer, assignment, conveyance or sale were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member.

     Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests from a Member who transfers a Membership Interest in violation of this Article VII is not unreasonable under the circumstances existing as of the date hereof.

     7.8  Right of First Refusal.  Each time a Member proposes to transfer,
          ----------------------
assign, convey, sell, encumber or in any way alienate all or any part of his Membership Interest (or as required by operation of law or other involuntary transfer to do so) other than pursuant to Section 7.4, such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

          A. Such Member shall deliver a written notice to the Company and the other Members stating (i) such Member's bona fide intention to transfer such Membership interest, (ii) the name and address of the proposed transferee, (iii) the Membership Interest to be transferred, and (iv) the purchase price in terms of payment for which the Member proposes to transfer such Membership Interest.

          B.  Within thirty (30) days after receipt of the notice described in
Section 7.8A, each non-transferring Member shall notify the transferring Member in writing of his desire to purchase a portion of the Membership Interest being so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bear to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred. In the event any Member elects to purchase none or less than all of his pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share. If such Members fail to purchase the entire Membership Interest being transferred, the Company may purchase any remaining share of such Membership Interest.

          C.  Within ninety (90) days after receipt of the notice described in
Section 7.8A the Company and the Members electing to purchase such Membership Interest shall have the first right to purchase or obtain such Membership Interest upon the price and terms of payment designated in such notice. If such notice provides for the payment of non-cash consideration, the Company and such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the noncash consideration offered as determined by the Members.

          D. If the Company or the other Members elect not to purchase or obtain all of the Membership Interest designated in such notice, then the transferring Member may transfer the Membership Interest described in the notice to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) is made on terms no less favorable to the transferring Member than as designated in the notice, and (iii) the requirements of Sections 7.1, 7.2 and 7.3 relating to unanimous consent of Members, securities and tax requirements hereof are met. If such Membership Interest is not so transferred, the transferring Member must give notice in accordance with this Section prior to any other or subsequent transfer of such Membership Interest.

                                 ARTICLE VIII
                      CONSEQUENCE OF DEATH, DISSOLUTION,
                      RETIREMENT OR BANKRUPTCY OF MEMBER

     8.1  Dissolution Event.  Upon the occurrence of a Dissolution Event, the
          -----------------
Company shall dissolve unless the remaining Members ("Remaining Members") holding all of the remaining Membership Interests consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. In the event the Remaining Members do not consent to the continuation of the business of the Company, the Company's name and any service marks or trademarks shall be distributed to the Remaining Members in the dissolution of the Company. If the Remaining Members consent to the continuation of the business of the Company, the Company and/or the Remaining Members shall purchase, and the Member whose actions or conduct resulted in the Dissolution Event ("Former Member") or such Former Member's legal representative shall sell, the Former Member's Membership Interest ("Former Member's Interest") as provided in this Article VIII to avoid dissolution of the Company.

     8.2  Withdrawal.  Notwithstanding Section 8.1, only upon the withdrawal by
          ----------
a Member in accordance with Section 4.3, will such Member be treated as a Former Member, and will the Company and/or Remaining Members be obligated to purchase, and will the Former Member be obligated to sell, the Former Member's Interest as provided in this Article VIII.

     8.3  Purchase Price.  The purchase price for the Former Member's Interest
          --------------
shall be the Capital Account balance of the Former Member as adjusted pursuant to Section 3.3; provided, however, that if the Former Member, such Former Member's legal representative or the Company, deems the Capital Account balance to vary from the fair market value of the Former Member's Interest by more than ten percent (10%), such party shall be entitled to require an appraisal by providing notice of the request for appraisal within ten (10) days after the determination of the Remaining Members to continue the business of the Company. In such event, the value of the Former Member's Interest shall be determined by three (3) independent appraisers, one selected by the Former Member or such Former Member's legal representative, one selected by the Company, and one selected by the two appraisers so named. The fair market value of the Former Member's Interest shall be the average of the two appraisals closest in amount to each other. In the event the fair market value is determined to vary from the Capital Account balance by less than ten percent (10%), the party requesting such appraisal shall pay all expense of all the appraisals incurred by the party offering to enter into the transaction at the Capital Account valuation. In all other events, the party requesting the appraisal shall pay one-half of such expense and the other party shall pay one-half of such expense. Notwithstanding the foregoing, if the Dissolution Event results from:

          A. A breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach; or

          B. A withdrawal by the Former Member, the purchase price shall be reduced by twenty-five percent (25%).

     8.4  Notice of Intent to Purchase.  Within thirty (30) days after the
          ----------------------------
Remaining Members have been notified as to the purchase price of the Former Member's Interest determined in accordance with Section 8.3, each Remaining Member shall notify the Former Member in writing of his desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member's Interest.

     8.5  Election to Purchase Less Than All of the Former Member's Interest.
          ------------------------------------------------------------------
If any Remaining Member elects to purchase none or less than all of his pro rata share of the Former Member's Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company shall purchase any remaining share of the Former Member's Interest.

     8.6  Payment of Purchase Price.  The purchase price shall be paid by the
          -------------------------
Company or the Remaining Members, as the case may be, by either of the following methods, each of which may be selected separately by the Company or the Remaining Members:

          A. The Company or the Remaining Members shall at the closing pay in cash the total purchase price for the Former Member's Interest; or

          B. The Company or the Remaining Members shall pay at the closing one-fifth (1/5) of the purchase price in which case the balance of the purchase price shall then be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation to pay the balance due shall be evidenced by a promissory note. and if purchased by a Remaining Member, secured by a pledge of the Membership Interest being purchased.

     8.7  Closing of Purchase of Former Member's Interest.  The closing for the
          -----------------------------------------------
sale of a Former Member's Interest pursuant to this Article VIII shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or Delaware legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member or such Former Member's legal representative shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member or such Former Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

     8.8  Purchase Terms Varied by Agreement.  Nothing contained herein is
          ----------------------------------
intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or in part, as a Member.

     8.9  Noncompetition.
          --------------

          A.  Prohibited Activities.  Each Member agrees that while it is a
              ---------------------
Member it will not undertake, own any interest in, become employed by or otherwise associate himself with any enterprise that is engaged in the provision of managed health care and related practice management in the area of cardiology disease management. In addition, each Member agrees that while he is a Member any business plans or opportunities relating to the provision of managed health care and related practice management in the area of cardiology disease management by or communicated to the Member shall first be presented to the Company for its pursuit and that Member shall be entitled to pursue such opportunity in his individual interest only if (i) the Company declines to pursue the opportunity itself, and (ii) the opportunity does not relate to an
                               ---
establishment that would directly compete with the Company. Each Member also agrees that for a period of two (2) years from the date it transfers its Membership Interest pursuant to either Article VII or VIII of such transfer, he shall not:

              (i) Enter, directly or indirectly, into the employment of, or render, directly or indirectly, any services (whether as a director, officer, agent, representative, independent contractor, consultant or advisor or any other similar relationship or capacity), to any Person which owns, operates or has controlling interest in any enterprise that is engaged in the provision of managed health care and related practice management in the area of cardiology disease management;

              (ii) Engage, directly or indirectly, in any such business as a Competitor;

              (iii) Become interested, directly or indirectly, in any such Competitor as an individual, proprietor, franchisee, partner, joint venturer, stockholder, principal, member, investor, trustee or any other similar other relationship or capacity;

              (iv) Directly or indirectly, by sole action or in concert with others, solicit, induce or influence, or seek to solicit, induce or influence, any Person who is engaged by the Company, or an Affiliate of the Company, as an employee, agent, independent contractor or otherwise, to leave the employ of the Company or any Affiliate, successor or assign;

          (v) Directly or indirectly, by sole action or in concert with others, solicit, induce or influence, or seek to solicit, induce or influence, any customer or client of the Company, or an Affiliate of the Company; or

          (vi) Use, divulge, furnish or make accessible to any Person (other than at the written request of the Company) any secret, confidential or proprietary knowledge or information of the Company, or an Affiliate of the Company, including, but not limited to, any trade secrets, recipes, financial information, customer or client lists, marketing methods, data, properties, specifications, personnel, organization or internal affairs of the Company.

          B.  Separate Covenants.  The agreements contained in Section 8.9A
              ------------------
shall be construed as a series of separate covenants, one for each activity of the Member, capacity in which the Member is prohibited from competing and each part of the Territory in which the Company is carrying on in such activity.

          C.  Intent; Severability.  If any territorial or time restrictions or
              --------------------
any other provision contained herein shall be deemed to be illegal, unenforceable or unreasonable by a court of competent jurisdiction, each Member agrees and submits to the reduction of such territorial or time restriction or other provision to such an area or period as such court shall deem reasonable.

          D.  Injunctive and Other Relief.  Each Member acknowledges that (i)
              ---------------------------
the covenants and the restrictions contained in Section 8.9A are a material factor to such Member's execution of this Agreement and are necessary and required for the protection of the Company, (ii) such covenants relate to matters that are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value, and (iii) a breach of any of such covenants will result in irreparable harm and damages to the Company in an amount difficult to ascertain and which cannot be adequately compensated by a monetary award. Accordingly, in addition to any of the relief to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary and/or permanent injunctive relief from any breach or threatened breach by a Member of the provisions of Section 8.9A without proof of actual damages that have been or may be caused to the Company by such breach or threatened breach. Each Member further acknowledges that in the event he is found to have violated subpart (A)(vii) of this Section 8.9 by any court of competent jurisdiction, such judgment shall be grounds for termination of his employment by the Company and any Affiliate and, further, the Member shall forfeit all voting rights associated with his Membership Interest under this Agreement.


                                   ARTICLE IX
                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

          9.1  Books and Records.  The books and records of the Company shall be
               -----------------
kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in Massachusetts all of the following:

          A. A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;

          B. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

          C. Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          D. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          E. Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

          F. The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

     9.2  Delivery to Members and Inspection.
          ----------------------------------

          A. Upon the request of any Member or Economic Interest Owner for purposes reasonably related to the interest of that Person as a Member or Economic Interest Owner, the Company shall promptly deliver to the requesting Member or Economic Interest Owner, at the expense of the Company, a copy of the information required to be maintained by Sections 9.1 A, B and D, and a copy of this Agreement.

          B. Each Member and Economic Interest Owner has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member or Economic Interest Owner, to:

              (i) inspect and copy during normal business hours any of the Company records described in Sections 9.1A through B; and

              (ii) obtain from the Company, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

          C. Any request, inspection or copying by a Member or Economic Interest Owner under this Section 9.2 may be made by that Person or that Person's agent or attorney.

          D. The Company shall promptly furnish to a Member a copy of any amendment to the Certificate or this Agreement executed by a Member pursuant to a power of attorney from the Member.

     9.3  Annual Statements.
          -----------------

          A. The Members shall cause an annual report to be sent to each of the Members not later than 120 days after the close of the Fiscal Year. The report shall contain a balance sheet as of the end of the Fiscal Year and an income statement for the Fiscal Year.

          B. The Members shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members and Economic Interest Owners federal and state income tax returns. The Members shall send or cause to be sent to each Member or Economic Interest Owner within 90 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns.

          C. The Members shall cause to be filed at least annually with the Delaware Secretary of State the statement required under the Act.

          9.4  Financial and Other Information.  The Members shall provide such
               -------------------------------
financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request.

          9.5  Filings.  The Members, at Company expense, shall cause the income
               -------
tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Members, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Member required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Member may prepare, execute and file that document with the Delaware Secretary of State.

          9.6  Bank Accounts.  The Members shall maintain the funds of the
               -------------
Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

          9.7  Accounting Decisions and Reliance On Others.  All decisions as to
               -------------------------------------------
accounting matters, except as otherwise specifically set forth herein, shall be made by the Members. The Members may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

          9.8  Tax Matters for the Company Handled by Members and Tax Matters
               --------------------------------------------------------------
Partner.  The Members shall from time to time cause the Company to make such tax
-------
elections as they deem to be in the best interests of the Company and the Members. The Tax Matters Partner, as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member, Members holding a Majority of Members Interest may designate another to be Tax Matters Partner.


                                   ARTICLE X
                           DISSOLUTION AND WINDING UP

          10.1  Dissolution.  The Company shall be dissolved, its assets shall
                -----------
be disposed of, and its affairs wound up on the first to occur of the following:

                A. Upon the happening of any event of dissolution specified in the Certificate;

                B. Upon the entry of a decree of judicial dissolution pursuant to Section 802 of the Act;

                C.  Upon the unanimous vote of the Members;

                D. The occurrence of a Dissolution Event and the failure of the Remaining Members to consent in accordance with Section 8.1 to continue the business of the Company within ninety (90) days after the occurrence of such event; or

                E. The sale of all or substantially all of the assets of Company.

          10.2  Certificate of Dissolution.  As soon as possible following the
                --------------------------
occurrence of any of the events specified in Section 10.1, the Members shall execute a Certificate of Dissolution in such form as shall be prescribed by the Delaware Secretary of State and file the Certificate as required by the Act.

          10.3  Winding Up.  Upon the occurrence of any event specified in
                ----------
Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Members shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5. In the event a Member withdraws as a Member of the Company and the Remaining Members do not consent to the continuation of the business of the Company, the Company's name and any service marks or trademarks owned or used by the Company (the "Name Assets") shall be distributed to the Remaining Members in the dissolution of the Company. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Members winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

          10.4  Distributions in Kind.  Any non-cash asset distributed to one or
                ---------------------
more Members shall first be valued at its fair market value to determine the Net Profit or Net Losses that would have resulted if such asset were sold for such value, such Net Profit or Net Losses shall then be allocated pursuant to Article VI, and the Members Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the liquidating trustee and approved by the Members.

          10.5  Order of Payment of Liabilities Upon Dissolution.
                ------------------------------------------------

                A. After determining that all known debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be first distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs. After distributions are made which reduce the positive Capital Account balances of the Members to zero, all additional distributions shall be made to Members in accordance with their Percentage Interests. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

                B. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for if the payment has been provided for by either of the following means:

                    (i) Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members to be adequate at the time of any distribution of the assets pursuant to this Section.

                    (ii) The amount of the debt or liability has been deposited in a trust or escrow with an independent agent for the benefit of the creditors.

          This Section 10.5B shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

          10.6  Compliance with Regulations.  All payments to the Members upon
                ---------------------------
the winding and dissolution of Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-l(b)(2)(ii)(d).

          10.7  Limitations on Payments Made in Dissolution.  Except as
                -------------------------------------------
otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of his positive Capital Account balance and shall have no recourse for his Capital Contribution and/or share of Net Profits (upon dissolution or otherwise) against the Members or any other Member except as provided in Article XI.

          10.8  Certificate of Cancellation.  The Members who filed the
                ---------------------------
Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate upon the completion of the winding up of the affairs of the Company.

          10.9  No Action for Dissolution.  Except as expressly permitted in
                -------------------------
this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where required by this Article X, each Member hereby waives and renounces his right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Certificate or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 10.9 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.


                                   ARTICLE XI
                         INDEMNIFICATION AND INSURANCE

          11.1  Indemnification of Agents.  The Company shall indemnify any
                -------------------------
Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a Member, employee or other agent of the Company or that, being or having been such a Member, employee or agent, he is or was serving at the request of the Company as a manager, director, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Members may, on behalf of the Company, enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Members deem appropriate in their business judgment.

          11.2  Insurance.  The Company shall have the power to purchase and
                ---------
maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 11.1 or under applicable law.


                                  ARTICLE XII
                                 MISCELLANEOUS

          12.1  Counsel to the Company.  Counsel to the Company may also be
                ----------------------
counsel to any Member or any Affiliate of a Member. Any Member may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the appropriate professional conduct rules ("Rules"). The Company has initially selected Mintz, Levin, Cohn, Ferres, Glovsky & Popeo ("Company Counsel") as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent any Member in the absence of a clear and explicit agreement to such effect between the Member and Company Counsel, and that in the absence of any such agreement Company Counsel shall owe no duties directly to a Member. In the event any dispute or controversy arises between any Members and the Company, then each Member agrees that Company Counsel may represent either the Company or such Member, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

          12.2  Complete Agreement. This Agreement and the Certificate
                ------------------
constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or have any force or effect whatsoever. To the extent that any provision of the Certificate conflict with any provision of this Agreement, the Certificate shall control.

          12.3  Binding Effect. Subject to the provisions of this Agreement
                --------------
relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

          12.4  Parties in Interest.  Except as expressly provided in the Act,
                -------------------
nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

          12.5  Pronouns; Statutory Reference.  All pronouns and all variations
                -----------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications. or replacements of the specific sections and provisions concerned.

          12.6  Headings.  All headings herein are inserted only for convenience
                --------
of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

          12.7  Interpretation.  In the event any claim is made by any Member
                --------------
relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his counsel.

          12.8  References to this Agreement.  Numbered or lettered articles,
                ----------------------------
sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

          12.9  Jurisdiction.  Each Member hereby consents to the exclusive
                ------------
jurisdiction of the state and federal courts sitting in the State of Delaware in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Article XIII. Each Member further agrees that personal jurisdiction over him may be effected by service of process by registered or certified mail addressed as provided in Section 12.13 of this Agreement, and that when so made shall be as if served upon him personally within the State of Delaware.

          12.10 Exhibits.  All Exhibits attached to this
                --------
Agreement are incorporated and shall be treated as if set forth herein.

          12.11 Severability.  If any provision of this Agreement or the
                ------------
application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

          12.12 Additional Documents and Acts.  Each Member agrees to execute
                -----------------------------
and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

          12.13 Notices.  Any notice to be given or to be served upon the
                -------
Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

          12.14  Amendments. All amendments to this Agreement will be in writing
                 ----------
and signed by all of the Members.

          12.15  Reliance on Authorization of Person Signing Agreement.  If a
                 -----------------------------------------------------
Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

          12.16  No Interest in Company Property; Waiver of Action for
                 -----------------------------------------------------
Partition.  No Member or Economic Interest Owner has any interest in specific
---------
property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to the property of the Company.

          12.17  Multiple Counterparts.  This Agreement may be executed in two
                 ---------------------
or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          12.18  Attorney Fees.  In the event that any dispute between the
                 -------------
Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

          12.19  Time is of the Essence. All dates and times in this Agreement
                 ----------------------
are of the essence.

          12.20  Remedies Cumulative.  The remedies under this Agreement are
                 -------------------
cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.


                                  ARTICLE XIII
                               DISPUTE RESOLUTION

          13.1  Dispute Resolution.  Matters in dispute under or relating to
                ------------------
this Agreement shall, unless settled pursuant to Section 13.2, be finally resolved by binding arbitration.

          13.2  Informal Dispute Resolution.  The Members wish to encourage an
                ---------------------------
informal mechanism for resolving disputes. If within thirty (30) days the Members are unable to agree upon a resolution to the dispute, one or more Members may notify the other Members of an intention to further discuss such disputed matter. Within ten
(10) days of receiving such notification, the Members shall each appoint individuals to resolve the matter at issue. If such individuals are unable to resolve the matter at issue within a further thirty (30) day period following their appointment, then either party may refer the matter at issue to binding arbitration in accordance with this Article 13.

          13.3  Arbitration.  In the event that the Members are unable to
                -----------
resolve a dispute pursuant to Section 10.2, any Member or Members may serve a notice on the other Members of its or their intention to formally arbitrate stating reasonable particularity on the subject matter of such dispute. Such arbitration shall be held in the Commonwealth of Massachusetts or such other place as is mutually agreed by the Members. Within forty-five (45) days of service of such notice the parties shall appoint a single arbitrator who shall determine the matter. If the parties shall fail to appoint the arbitrator, the Members may select their own arbitrators. The arbitrators thus selected shall appoint a third arbitrator and the three arbitrators shall constitute a board of arbitrators (the "Board of Arbitrators") and shall determine the matter. If either party shall fail to name an arbitrator as described above within ten (10) days notice from the other party, then the second arbitrator shall be appointed pursuant to the Commercial Arbitration Rules, as amended and then in effect, of the American Arbitration Association (the "Rules"). If the two arbitrators shall fail to appoint a third arbitrator, then such third arbitrator shall be appointed pursuant to the Rules.

          13.4  Proceedings; Final Decision.  In all respects, the provisions of
                ---------------------------
the Rules shall apply to any arbitration undertaken hereunder. The arbitrator or Board of Arbitrators shall communicate the decision not less than thirty (30) days after the close of argument in the arbitration, subject to any reasonable delay. The decision of the arbitrator or Board of Arbitrators, as the case may be, shall be in writing and signed by both parties and shall be final and binding as to any question or questions so submitted to arbitration, and the parties shall perform and comply with the terms and conditions thereof.
Judgment upon the award rendered may be entered in any court having jurisdiction and thereupon execution or other legal process may issue thereon.

          13.5  Costs.  Unless otherwise agreed to by the parties, the costs
                -----
incurred in connection with the arbitration and all other costs of the arbitration shall be awarded to the prevailing or most prevailing party as determined by the single arbitrator or Board of Arbitrators, as the case may be.

          13.6  Rights and Remedies.  Nothing herein contained shall prevent
                -------------------
either party from seeking an injunction and any relief ancillary thereto from a court of competent jurisdiction.

          IN WITNESS WHEREOF, all of the Members of HeartMed, LLC, a Delaware limited liability company, have executed this Operating Agreement, effective as of the date written above.


                                    MEMBER:

                                    PARTNER PROVIDER HEALTH, INC.,
                                    a Delaware corporation


                                    By:/s/ Barry J. Barresi
                                    -----------------------------------------
                                      Barry J. Barresi, President
                                      and Chief Executive Officer


                                    MEMBER:

                                    CPC OF AMERICA, INC.,
                                    a Nevada corporation


                                    By:/s/ Rod A. Shipman
                                    ------------------------------------------
                                      Rod A. Shipman, President
                                      and Chief Executive Officer

                                   EXHIBIT A

           CAPITAL CONTRIBUTIONS OF MEMBERS AND ADDRESSES OF MEMBERS
                                       OF
                                 HEARTMED, LLC

                                                                           Member's
                                                            Member's       Initial
                                                             Capital      Percentage
     Member's Name              Member's Address          Contribution     Interest
     -------------              ----------------          ------------    ----------
Partner Provider          350 Main Street, Suite 14
  Health, Inc.            Maiden, Massachusetts  02148        $1,020           51%

CPC of America, Inc.      1133 Fourth Street, Suite 200
                          Sarasota, Florida  34236            $  980           49%